                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          COPLEY PHARMACEUTICAL, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                          COPLEY PHARMACEUTICAL, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                          COPLEY PHARMACEUTICAL, INC.
                                 25 JOHN ROAD
                          CANTON, MASSACHUSETTS 02021

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 28, 1998

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copley Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 28, 1998, at 10:00 a.m., Eastern Daylight Savings Time, at the offices of BankBoston, Inc. 150 Royall Street, Canton, Massachusetts 02021, for the following purposes:

  1. To elect three Class I directors, each to serve for a three year term.

  2. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1998.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only shareholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Gene M. Bauer

                                          Gene M. Bauer,
                                           Secretary

Canton, Massachusetts
April 27, 1998

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                          COPLEY PHARMACEUTICAL, INC.
                                 25 JOHN ROAD
                          CANTON, MASSACHUSETTS 02021

                               ----------------

                                PROXY STATEMENT

                        FOR THE 1998 ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MAY 28, 1998

                               ----------------

                                April 27, 1998

  Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Copley Pharmaceutical, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Thursday, May 28, 1998, at 10:00 a.m., Eastern Daylight Savings Time, at the offices of BankBoston, Inc., 150 Royall Street, Canton, Massachusetts 02021, and at any adjournments thereof (the "Annual Meeting").

  Only shareholders of record at the close of business on April 1, 1998 (the "Record Date"), the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, 19,153,518 shares of common stock, $0.01 par value per share, of the Corporation (the "Common Stock") were issued and outstanding. Shareholders are entitled to cast one vote for each share of Common Stock held of record by them on each proposal submitted to a vote at the Annual Meeting. Shareholders may vote in person or by proxy. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

  The persons named as proxies, Gene M. Bauer and Ken E. Starkweather, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

  In addition to the election of three Class I directors, each to serve for a three year term, the shareholders will consider and vote upon a proposal to ratify the selection of the Corporation's auditors for the fiscal year ending December 31, 1998, as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of any director, the shares represented by the proxy will be voted in accordance with the specifications indicated on the proxy and will be voted FOR any such proposal if no specification is otherwise indicated.

  The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders containing the Corporation's Form 10-K and financial statements for the year ended December 31, 1997 is being mailed together with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 27, 1998.

                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth as of the Record Date certain information regarding the ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock of the Corporation outstanding at such date, (ii) each director of the Corporation, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers--Executive Compensation") and (iv) all directors and executive officers as a group:

                                             AMOUNT AND NATURE
                                               OF BENEFICIAL
   NAME AND ADDRESS* OF BENEFICIAL OWNER       OWNERSHIP (1)   PERCENT OF CLASS
   -------------------------------------     ----------------- ----------------
HCCP Acquisition Corporation(2).............     9,934,100           51.9%
  30 Independence Blvd.
  Warren, New Jersey 07059
Theodore L. Iorio(3)**......................     1,587,641            8.3%
Jane C.I. Hirsh(4)**........................     1,484,262            7.7%
Kenneth N. Larsen(5)........................       128,704            ***
Agnes Varis(6)..............................        80,325            ***
Wei-wei Chang(7)............................        51,341            ***
Gene M. Bauer(8)............................        30,531            ***
Judith W. Fensterer(9)......................        18,533            ***
Robert P. Cook(10)..........................         5,000            ***
Jerome Skelly...............................         1,375            ***
Martin Zeiger(11)...........................         1,000            ***
William K. Hoskins(11)......................             0            ***
Peter W. Ladell(11).........................             0            ***
Ken E. Starkweather(11).....................             0            ***
All directors and executive officers as a
 group (11 persons) (12)....................     1,799,696            9.2%

--------
  * Addresses furnished only for holders of five percent (5%) or more of the Corporation's Common Stock
 ** c/o Copley Pharmaceutical, Inc., 25 John Road, Canton, MA 02021
*** Less than 1%

 (1) To the Corporation's knowledge, except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person.

 (2) HCCP Acquisition Corporation is a wholly-owned subsidiary of Hoechst Corporation ("Hoechst"). Hoechst is wholly-owned by Hoechst Aktiengesellschaft ("Hoechst AG"), a large chemical and pharmaceutical company headquartered in Frankfurt, Germany. For a description of certain voting and other arrangements with respect to these shares, see "Compensation and Other Information Concerning Directors and Officers-- Certain Relationships and Related Transactions."

 (3) Includes 150,605 shares issuable upon the exercise of outstanding stock options exercisable on April 1, 1998 or within 60 days thereafter ("Presently Exercisable Securities"). Also includes 22,202 shares allocated under the Corporation's Retirement Plan. Also includes: 653,454 shares held by The Theodore L. Iorio Standard Trust, a revocable trust of which Mr. Iorio is the beneficiary and settlor and over which Mr. Iorio has shared voting and investment power; 163,932 shares held by the Theodore L. Iorio Charitable Remainder Trust, of which Mr. Iorio is a co-trustee and over which Mr. Iorio has shared voting and investment power; and 27,713 shares held by The Iorio Family Foundation, of which Mr. Iorio is a co-trustee and over which Mr. Iorio has shared voting and investment power. Also includes 433,455 shares held by trusts for the benefit of certain members of Mr. Iorio's family, for which Mr. Iorio's spouse is custodian, the beneficial ownership of which Mr. Iorio disclaims. Mr. Iorio also disclaims beneficial ownership of shares held by the Theodore L. Iorio Charitable Remainder Trust and The Iorio Family Foundation.

 (4) Includes 112,500 shares issuable pursuant to Presently Exercisable Securities and 25,321 shares allocated under the Corporation's Retirement Plan. Also includes: (i) 200,000 shares held of record by NMJ Limited Partnership, of which Mrs. Hirsh is a general partner; and (ii) 901,693 shares held by Juliet Partners, of which Mrs. Hirsh is a general partner. Also includes 191,991 shares held of record by Romeo Partners, a partnership of which Mrs. Hirsh's husband, Dr. Mark Hirsh, is a general partner, 45,000 shares issuable to Dr. Hirsh pursuant to Presently Exercisable Securities and 7,757 shares allocated under the Corporation's Retirement Plan beneficially owned by Dr. Hirsh. Mrs. Hirsh has shared voting and investment power with respect to all shares listed.

 (5) Includes 51,749 shares issuable pursuant to Presently Exercisable
     Securities.

 (6) Includes 16,749 shares issuable pursuant to Presently Exercisable Securities. Ms. Varis has shared investment and voting power over 57,918 of the shares listed.

 (7) Includes 47,500 shares issuable pursuant to Presently Exercisable Securities and 187 shares allocated under the Corporation's Retirement Plan.

 (8) Includes 30,000 shares issuable pursuant to Presently Exercisable
     Securities.

 (9) Includes 18,333 shares issuable pursuant to Presently Exercisable
     Securities.

(10) Consists of Presently Exercisable Securities.

(11) Excludes 9,934,100 shares of common stock held by HCCP Acquisition Corporation, of which such person may be considered an affiliate. Mr. Zeiger is Vice President of Hoechst Marion Roussel, Inc. ("HMRI"), a majority-owned subsidiary of HMR Pharma, Inc. which is wholly-owned by Hoechst AG. Mr. Hoskins was Vice President and General Counsel of HMRI and remains a consultant. Mr. Ladell is Chief Operating Officer of Hoechst Marion Roussel AG, the pharmaceutical subsidiary of Hoechst AG. Mr. Starkweather serves as the Corporation's Vice President, Chief Financial Officer and Treasurer. He is an employee of and receives employee benefits offered by HMRI. The Corporation reimburses HMRI for any expenses incurred in connection with the foregoing. See "Certain Relationships and Related Transactions." Each such person disclaims beneficial ownership of any shares held by HCCP Acquisition Corporation or any of its affiliates.

(12) Includes 326,831 shares issuable pursuant to Presently Exercisable Securities.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met fifteen (15) times during the year ended December 31, 1997.

  The following table sets forth for each nominee for election at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting: the year each such nominee or director first became a director; the positions currently held by each nominee or director with the Corporation; the year each nominee's or director's term will expire; and the class of director of each nominee or director.

    NOMINEE OR DIRECTOR'S NAME AND YEAR                                  YEAR TERM  CLASS OF
NOMINEE OR DIRECTOR FIRST BECAME A DIRECTOR       POSITION(S) HELD      WILL EXPIRE DIRECTOR
-------------------------------------------  -------------------------- ----------- --------
NOMINEES:
Robert P. Cook (1997)..........              Director                      2001(1)      I
Jane C.I. Hirsh (1972).........              President of International    2001(1)      I
                                             Business and Director
David A. Jenkins(2)............              Director Nominee(2)           2001(1)      I
ONGOING DIRECTORS:
Judith W. Fensterer (1994).....              Director                      1999       III
William K. Hoskins (1997)......              Director                      1999       III
Kenneth N. Larsen (1985)(3)....              Chairman of the Board         2000        II
Agnes Varis (1992).............              Director                      2000        II
Martin Zeiger (1995)...........              Director                      2000        II

--------
(1) Assumes election of each of the Class I Directors at the Annual Meeting.

(2) Mr. Jenkins currently holds no positions with the Corporation but is currently a director, President, General Counsel and Secretary of Hoechst Corporation, wholly-owned by Hoechst AG. Mr. Jenkins has been nominated by Hoechst pursuant to the Governance Agreement (see "Compensation and Other Information Concerning Directors and Officers-Certain Relationships and Related Transactions").

(3) Mr. Larsen resigned as a Director in November 1986 and was re-elected to the Board in 1989.

  The Audit Committee of the Board of Directors currently consists of Judith
W. Fensterer, Jane C.I. Hirsh, and William K. Hoskins. Mr. Hoskins was appointed to the Audit Committee by the Board of Directors on October 10, 1997, replacing James P. Mitchum who had served since March 1997. Mr. Mitchum was appointed to replace Alban W. Schuele, who had served since November 1995. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by overseeing the annual audit process, including matters relating to the appointment and activities of the Corporation's independent auditors, assessing the adequacy of the Corporation's internal controls and reviewing the reliability of the financial information provided to the shareholders and others. The Audit Committee plans the scope of the Corporation's annual audit and meets with the Corporation's independent auditors to plan, and later to review the results of, the annual audit. The Audit Committee met five (5) times as a Committee during the year ended December 31, 1997.

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Martin Zeiger. Mr. Zeiger was appointed to the Compensation Committee by the Board of Directors on May 30, 1997, replacing Peter W. Ladell who had served since prior to the beginning of 1996. The

Compensation Committee reviews executive performance, equity and non-equity executive compensation and advises the Board of Directors on the Corporation's benefits and compensation policies. The Compensation Committee met two (2) times as a Committee during the year ended December 31, 1997.

  With the exception of Messrs. Cook and Ladell, each of the Corporation's incumbent directors has attended at least 75% of all meetings of the Board of Directors and of all Committees on which he or she serves which were held while such person served on the Board of Directors during the year ended December 31, 1997. Mr. Ladell has chosen not to seek re-election to the Corporation's Board of Directors upon the expiration of his term at the Annual Meeting of Shareholders on May 28, 1998.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class I nominees for election at the Annual Meeting, the current Class II and Class III directors who will continue to serve as directors after the Annual Meeting, and the executive officers of the Corporation, their ages and the positions currently held by them with the
Corporation:

NAME                      AGE                          POSITION
----                      ---                          --------
Gene M. Bauer...........   48 Executive Vice President, General Counsel and Secretary
Wei-wei Chang...........   52 Executive Vice President--Scientific and Regulatory Affairs
Ken E. Starkweather.....   45 Vice President, Chief Financial Officer and Treasurer
Robert P. Cook..........   66 Director
Judith W. Fensterer(1)..   60 Director
Jane C.I. Hirsh(1)......   56 President of International Business and Director
William K. Hoskins(1)...   63 Director
David A. Jenkins........   57 Director Nominee
Kenneth N. Larsen(2)....   72 Chairman of the Board
Agnes Varis(2)..........   68 Director
Martin Zeiger(2)........   60 Director

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

  ROBERT P. COOK, a director of the Corporation since July 1997, is currently the Senior Vice President of Marketing and Sales of Scinopharm Int. Ltd., which he founded in January of 1995. Prior to that, he served as Director, Generics Business of Syntex Laboratories, Inc. from October 1986 to December 1994.

  JANE C.I. HIRSH, the founder of the Corporation, serves as its President of International Business and as a director. Mrs. Hirsh has been a director of the Corporation since 1972 and served as the Chairman of the Board of Directors from 1984 to May 1995. Mrs. Hirsh served as President of the Corporation from 1979 to early 1984, and from 1985 to June 1993. Mrs. Hirsh also served as Treasurer from 1972 to 1992.

  DAVID A. JENKINS is a nominee for director designated by Hoechst pursuant to the Governance Agreement (as hereinafter defined) (see "Compensation and Other Information Concerning Directors and Officers--Certain Relationships and Related Transactions"). Mr. Jenkins has served as the Vice President--General Counsel and a director of HNA Holdings, Inc. (formerly Hoechst Celanese Corporation) since April 1989 and as President of

HNA Holdings, Inc. since December 1997. In addition, he has been the President of Hoechst Corporation since December 1997, General Counsel and Secretary since October 1995, and a director since May 1994.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

  AGNES VARIS, a director of the Corporation since 1992, is the founder and has served as President of Agvar Chemicals, Inc., a privately-owned supplier of bulk pharmaceutical active ingredients, since its inception in 1970.

  MARTIN ZEIGER, designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement, has been a director of the Corporation since November 1995. Mr. Zeiger serves as Vice President for HMRI. He served as Executive Vice President, Administration and Legal Affairs for the Rugby Group, a manufacturer and distributor of generic pharmaceutical products and an affiliate of HMRI or a predecessor, from October 1993 through October 1995 and prior to that as Executive Vice President, Administration and General Counsel of the Rugby-Darby Group Companies, Inc., from December 1986 to October 1993.

  JUDITH W. FENSTERER, a director of the Corporation since September 1994, is a Senior Vice President of MIR Pharmaceutical, Inc., a generic pharmaceutical company founded in 1993. From August 1993 to December 1994, Ms. Fensterer was an independent consultant and from May 1985 to July 1993, she served as President of the Generic Pharmaceutical Industry Association.

  WILLIAM K. HOSKINS, designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement, has been a director since October 1997. Mr. Hoskins served as Vice President, Secretary and General Counsel of HMRI, and its predecessors, from 1982 through June 1997. In addition, Mr. Hoskins has served on the Board of Directors of J.C. Nichols Co. since November 1995 and, effective May 1996, became Chairman of the Board.

  KENNETH N. LARSEN, Chairman of the Board of the Corporation since May 1995, a director since 1989 and President from November 1994 to May 1995 and July 1996 to January 1997, also served as a director from September 1985 to November 1986. Mr. Larsen served as Managing Director of Midlar Pharma, Inc., a pharmaceutical product development company from January 1996 to July 1996. Mr. Larsen has been a consultant and advisor to numerous healthcare companies from 1989 to the present.

EXECUTIVE OFFICERS

  GENE M. BAUER assumed the title of Executive Vice President, Secretary and General Counsel of the Corporation in July 1997. He joined the Corporation in May 1995 as Vice President, Secretary and General Counsel. Prior to joining the Corporation he served as Associate General Counsel to The Cooper Companies, Inc. from January 1993 through April 1995.

  WEI-WEI CHANG, the Corporation's Executive Vice President--Scientific and Regulatory Affairs since July 1997, joined the Corporation in August 1994 as Vice President Quality Affairs. In September 1996 she became Vice President Quality and Technical Affairs for the Corporation. Prior to joining the Corporation, she served as President of NuTec Incorporated, a pharmaceutical and medical devices consulting company, from 1991 through 1994. She has also been Director, Quality Improvement and Administration at Warner-Lambert Company from 1988 through 1991 and held various quality management positions at Lederle Labs from 1979 through 1988.

  KEN E. STARKWEATHER became Vice President--Finance and Treasurer of the Corporation in September 1996 and Vice President, Chief Financial Officer and Treasurer in May 1997. Prior to joining the Corporation he served as Director of Procurement for HMRI from October 1995 and from July 1992 to October 1995 served as

Director of Finance for Marion Merrell Dow, Inc. During the period from August 1990 through July 1992 he was Senior Accounting Manager for Dow Chemical Japan, Ltd. Mr. Starkweather serves the Corporation as Vice President, Chief Financial Officer and Treasurer under a seconding agreement with HMRI. The Corporation reimburses HMRI for any employment related expenses incurred in connection with the foregoing. See "Certain Relationships and Related Transactions."

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, removal or resignation. There are no family relationships among any of the executive officers or directors of the Corporation.

 COMPENSATION AND OTHER INFORMATIONCONCERNING DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth information for the years ended December 31, 1995, 1996 and 1997 concerning the total compensation awarded, earned by or paid to the person who served as the Corporation's President during part of 1997, each of the most highly compensated executive officers of the Corporation (other than the former President) whose salary and bonus earned during the year ended December 31, 1997 exceeded $100,000 and one former employee who would otherwise be among the most highly compensated executive officers except that he was not serving as such at December 31, 1997, for services rendered to the Corporation in all capacities. The persons listed below are hereinafter collectively referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                  ANNUAL COMPENSATION                         COMPENSATION
                                  -------------------------                   ------------
                                                                   OTHER       SECURITIES
                                                                   ANNUAL      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY         BONUS(1)      COMPENSATION    OPTIONS    COMPENSATION(2)
---------------------------  ---- ----------     ----------     ------------  ------------ ---------------
Kenneth N. Larsen.......     1997    167,745(4)         --            --            --            --
 Former President(3)         1996    218,500(5)         --            --          3,333           --
                             1995    202,780(6)         --            --         38,333           --

Jerome P. Skelly........     1997    220,612(8)         --          7,250(9)        --            --
 Former Executive Vice       1996    250,203            --         11,852(10)       --          3,315(12)
 President--Scientific       1995    250,000         25,000        45,680(11)    50,000           --
 and Regulatory Affairs(7)

Gene M. Bauer...........     1997    161,039         17,324           --            --          5,278(12)
 Executive Vice
  President,
 General Counsel and
  Secretary

Wei-wei Chang...........     1997    188,322         29,474         6,875(9)        --          8,869(12)(13)
 Executive Vice-
 President--Scientific
 and Regulatory Affairs

Ken E. Starkweather.....     1997    171,972(14)     62,166(15)    81,892(16)       --            --
 Vice President, Chief
  Financial
 Officer and Treasurer

--------
 (1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

 (2) Includes contributions made by the Corporation to vested and unvested defined contribution plans. Amounts contributed by the Corporation under the Retirement Plan are allocated among all eligible employees who participate in the Retirement Plan in accordance with the terms of the Retirement Plan.

 (3) Kenneth N. Larsen resigned as President of the Corporation in January 1997. Since that time, the Board of Directors has evaluated candidates for President of the Corporation.

 (4) Includes $26,500 in fees relating to Mr. Larsen's service as a director of the Corporation (See "Compensation of Directors") and $141,245 in consulting fees (See "Certain Relationships and Related Transactions").

 (5) Consists of $199,000 of consulting fees and $19,500 in fees relating to Mr. Larsen's service as a director.

 (6) Includes $11,630 in fees relating to Mr. Larsen's service as a director of the Corporation (See "Compensation of Directors") and $41,150 in consulting fees (See "Certain Relationships and Related Transactions").

 (7) Dr. Skelly resigned all positions with the Corporation effective May 31, 1997, at which time the Corporation entered into a consulting agreement with Dr. Skelly.

 (8) Includes $105,227 paid to Dr. Skelly by the Corporation pursuant to his services as a consultant.

 (9) Consists of imputed income for an automobile lease.

(10) Consists of relocation expenses and imputed income for an automobile lease.

(11) Consists of $38,430 in relocation expenses and $7,250 of imputed income for an automobile lease.

(12) Allocated pursuant to the Corporation's Retirement Plan.

(13) Includes $3,591 in Term Life and Disability Insurance premiums paid by the Corporation for the benefit of Dr. Chang.

(14) Includes salary and social security taxes paid to HMRI pursuant to a seconding agreement. See "Occupations of Directors and Executive Officers" and "Certain Relationships and Related Transactions".

(15) Bonus earned pursuant to HMRI's bonus plan in which Mr. Starkweather participates. See "Certain Relationships and Related Transactions".

(16) Consists of $47,989 in relocation expenses and $33,903 in fringe benefits reimbursed to Hoechst.

 Option Grants

  The following table sets forth information concerning stock options granted during the year ended December 31, 1997 under the Corporation's 1992 Stock Plan and 1995 Non-Employee Director Stock Option Plan to the Named Executive Officers (the Corporation did not grant any stock appreciation rights during the year ended December 31, 1997):

                             OPTION GRANTS IN 1997

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS                              OPTION TERM (2)
                          --------------------------------------------------------- -------------------------------
                                       PERCENT OF
                            NO. OF       TOTAL
                          SECURITIES    OPTIONS   EXERCISE OR
                          UNDERLYING   GRANTED TO     BASE      MARKET
                           OPTIONS     EMPLOYEES   PRICE PER     PRICE   EXPIRATION
NAME                       GRANTED     IN YEAR(1)    SHARE     PER SHARE    DATE          5%              10%
----                      ----------   ---------- -----------  --------- ---------- --------------  ---------------
Kenneth N. Larsen.......     3,333(3)       8%      $  6.75               5/24/07   $       14,149  $        35,856
Jerome P. Skelly........       --         --            --                    --               --               --
Gene M. Bauer...........    20,000         46%      $ 6.375               5/30/07   $       80,184  $       203,202
Wei-wei Chang...........    20,000         46%      $ 6.375               5/30/07   $       80,184  $       203,202
Ken E. Starkweather.....       --         --            --                    --               --               --
All Share Owners(4).....        NA         NA            NA                    NA       67,689,859      171,539,394
All Optionees...........   693,197         NA       $ 11.86(5)                           5,170,342       13,102,661
% of Total Share Owners'
 Value..................        NA         NA            NA                    NA              7.6%             7.6%

--------
(1) A total of 43,333 options were granted to employees in the year ended December 31, 1997; 40,000 of these were granted under the Corporation's 1992 Stock Plan and 3,333 of these were granted under the Corporation's 1995 Non-Employee Director Stock Option Plan.

(2) The 5% and 10% assumed rates of appreciation are required by the rules and regulations of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the price of the Common Stock in the future. There can be no assurances that the rates of appreciation in this table can be achieved or that the amounts reflected will be received by the Named Executive Officer.

(3) This option was granted pursuant to the Corporation's 1995 Non-Employee Director Stock Option Plan, has a term of ten years and was fully vested on the date of grant.

(4) Based on the number of shares outstanding on December 31, 1997.

(5) Options expire on various dates; an average expiration date of ten years was used. Exercise price shown is a weighted average of all outstanding options.

OPTION EXERCISES AND UNEXERCISED OPTION HOLDINGS

  The following table sets forth certain information concerning options held by the Named Executive Officers on December 31, 1997. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                 VALUE OF
                                      NUMBER OF SECURITIES     UNEXERCISED
                                           UNDERLYING          IN-THE-MONEY
                                      UNEXERCISED OPTIONS       OPTIONS AT
                                          AT YEAR-END            YEAR-END
                                          EXERCISABLE/         EXERCISABLE/
   NAME                                (UNEXERCISABLE)(#)  (UNEXERCISABLE)($)(1)
   ----                               -------------------- ---------------------
Kenneth N. Larsen....................         51,749/(0)           0/(0)
Jerome P. Skelly.....................               --              --
Gene M. Bauer........................    20,000/(20,000)           0/(0)
Wei-wei Chang........................    42,500/(15,000)           0/(0)
Ken E. Starkweather..................               --              --

--------
(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on December 31, 1997 ($5.625, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market on December 31, 1997, the last trading date in
    1997) multiplied by the number of shares underlying the options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  The Corporation and each of Mrs. Hirsh, Mr. Bauer and Dr. Chang are parties to employment agreements which are substantially similar, except as set forth below. The employment agreements provide for initial annual base salaries of $385,000 for Mrs. Hirsh, $155,400 for Mr. Bauer and $175,000 for Dr. Chang. Under the employment agreements, employment may be terminated for "cause," which includes: the misappropriation of money, assets or property; willful, material and repeated failure to perform reasonable assignments; conviction of a felony; and breach of confidentiality, non-competition and non-solicitation provisions. If the employee dies, or employment is terminated due to disability or without cause, the employee will receive a defined lump sum severance payment. Each employee will be eligible for medical and other health insurance benefits for a defined period of time, and all of the employee's stock options will be accelerated and become fully exercisable for a period of 60 days after the date of termination. Each is entitled to receive discretionary bonuses as determined by the Board of Directors. The original terms of the employment agreements expire in 1998 for Mrs. Hirsh, in 2000 for Mr. Bauer and 1999 for Dr. Chang and will automatically renew for successive one-year periods unless the Corporation gives the employee six months' written notice of non-renewal, which for purposes of each agreement is treated as termination without cause. The employment agreements contain non-competition covenants which prohibit competing with the Corporation for one year after employment terminates, during which time the employment agreements also prohibit interfering with the Corporation's business or its relationships with its customers and potential customers and from soliciting the Corporation's employees.

  The Corporation reimburses HMRI for any expenses incurred in connection with the compensation of Ken E. Starkweather, the Corporation's Vice President, Chief Financial Officer and Treasurer, who serves the

Corporation pursuant to a seconding arrangement whereby he continues to be paid and is eligible to receive employee benefits offered by HMRI.

  In connection with Dr. Skelly's resignation effective May 31, 1997, the Corporation entered into a consulting agreement with Dr. Skelly pursuant to which Dr. Skelly provides consulting services to the Corporation. See "Summary Compensation Table" above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Martin Zeiger. Mr. Zeiger was appointed to the Compensation Committee by the Board of Directors on May 30, 1997, replacing Peter W. Ladell who had served since prior to the beginning of 1997.

  The Compensation Committee is responsible for developing the compensation programs for the Corporation's executive officers, key employees and other senior management. The Compensation Committee also recommends the option grants under the Corporation's stock option plans. The Compensation Committee administers the Corporation's 1992 Stock Plan and other stock option and stock purchase plans and has oversight responsibilities with respect to the Corporation's Retirement Plan.

  The Compensation Committee has designated three basic components of the Corporation's compensation program to implement its philosophy. First, base salaries are the fixed regular component of executive compensation and are measured against (i) base salary levels among a competitive peer group, (ii) the Corporation's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Second, annual bonus compensation, paid in accordance with the Corporation's bonus plan for key employees, is linked to the financial performance of the Corporation and is designed to provide additional incentive in the form of cash compensation determined as a function of the individual performance of eligible key employees in a given year. Consideration is also given to exemplary performance in the accomplishment of special and particularly difficult tasks. Third, stock option grants under the Corporation's 1992 Stock Plan are designed to motivate the executive officers and other employees to deliver value to the Corporation's shareholders over a period of several years. The objective of these awards is to advance the longer-term interests of the Corporation and its shareholders and to complement the incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Corporation's stock appreciates, thereby directly linking the interests of executives with those of shareholders. The number of stock options granted is based, among other things, on the level of an executive's position and the executive's performance in the prior year. Stock options granted for this purpose generally vest over a period of three years.

 Chief Executive Officer Compensation

  Kenneth N. Larsen served as the President of the Corporation from July 1996 until his resignation in January 1997. Mr. Larsen's initial base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies and the expected implementation of long term strategic plans reflecting the ongoing relationship with Hoechst and its affiliates and the synergies and other benefits available under the Product Agreement with Hoechst (see "Compensation and Other Information Concerning Directors and Officers--Certain Relationships and Related Transactions").

THE COMPENSATION COMMITTEE:

  Kenneth N. Larsen
  Agnes Varis
  Martin Zeiger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Martin Zeiger. Mr. Zeiger was appointed to the Compensation Committee by the Board of Directors on May 30, 1997 replacing Peter W. Ladell. Mr. Larsen served as the Corporation's President from July 1996 until January 1997, but the Compensation Committee did not meet at any time during the period in which Mr. Larsen served as President and a member of the Committee. Accordingly, Mr. Larsen did not participate in any Compensation Committee meetings in his capacity as President of the Corporation.

COMPENSATION OF DIRECTORS

  Effective as of October 1, 1994, directors who are not employees of the Corporation or of Hoechst receive an annual fee of $12,000 and a participation fee of $500 for each meeting of the Board of Directors or committee thereof attended (provided such meetings are held on separate dates). All directors are entitled to be reimbursed for expenses in connection with attending Board of Directors and Committee meetings.

  The Corporation's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic grant of stock options to directors of the Corporation who are not employees or officers of the Corporation, or of an affiliate (including Hoechst) thereof (a "Non-Employee Director"). The Director Plan was approved by the shareholders at the Corporation's annual meeting held on May 24, 1995. Each Non-Employee Director, who was a serving director as of March 30, 1995, the date the Board of Directors approved the Director Plan (the "Board Approval Date") and who had not received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date was granted an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and will be granted an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a Non-Employee Director, at each such date. Each Non-Employee Director, who was ineligible for the above-described grant because of having received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date, shall be automatically granted on the third anniversary of such grant an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock and an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to each person continuing to be a Non-Employee Director at each such date. Each Non-Employee Director, who first becomes a member of the Board of Directors subsequent to the Board Approval Date, will be automatically granted on the date such person is first elected or appointed to the Board of Directors (the "Initial Election Grant Date") an option to purchase Fifteen Thousand (15,000) shares of the Common Stock, and on the third anniversary of the Initial Election Grant Date and each succeeding anniversary of the Initial Election Grant Date thereafter, an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, subject to such person continuing to be a Non-Employee Director at each such date. Any director who was an employee or officer of the Corporation, or of an affiliate thereof (an "Employee"), on the Board Approval Date or any person who becomes a director thereafter while already an Employee or concurrently with becoming an Employee, and who thereafter ceases to be an Employee but continues thereafter as a member of the Board (i.e., a Non-Employee Director), shall be automatically granted as of the date such person ceases to be an Employee, an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a Non-Employee Director at each such date.

  During the year ended December 31, 1997, each of Ms. Fensterer, Mr. Larsen and Ms. Varis received an option to purchase Three Thousand Three Hundred Thirty-Three (3,333) shares and Mr. Cook received an option to purchase Fifteen Thousand (15,000) shares of the Corporation's Common Stock pursuant to the Director Plan.

STOCK PERFORMANCE GRAPH

  The following performance graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock during the period from December 31, 1992 through December 31, 1997 with the cumulative total return on (i) a group consisting of the Corporation's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return) (the "Nasdaq Index"). The comparison assumes $100 was invested on December 31, 1992 in the Corporation's Common Stock, the Peer Group and the Nasdaq Index and assumes reinvestment of dividends, if any. The Peer Group consists of ALPHARMA, Inc.; Barr Laboratories, Inc.; Carrington Laboratories Inc.; Duramed Pharmaceuticals, Inc.; Elan Corporation, P.L.C.; Faulding, Inc.; Forest Laboratories, Inc.; Gensia Pharmaceuticals, Inc.; Halsey Drug Co. Inc.; Ivax Corp.; Jones Medical Industries Inc.; K-V Pharmaceutical Company (Class A & Class B Stock); Mylan Laboratories Inc.; Noven Pharmaceuticals Inc.; Perrigo Company; Pharmaceutical Resources, Inc.; Roberts Pharmaceutical Corp.; Taro Pharmaceutical Industries Ltd.; and Teva Pharmaceutical Industries Ltd.


                             [GRAPH APPEARS HERE]

                                                    DECEMBER 31,
                                      ----------------------------------------
                                      1992   1993   1994   1995   1996   1997
                                      ----- ------ ------ ------ ------ ------
Copley Pharmaceutical, Inc. Common
 Stock............................... 100.0 165.74  55.59  57.69  38.81  23.60
Peer Group........................... 100.0 112.63  84.76 109.63  89.19 107.27
Nasdaq Composite Index (Total
 Return)............................. 100.0 114.80 112.21 158.70 195.19 239.53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, affiliates and principal shareholders be on terms no less favorable to the Corporation than terms of transactions with unrelated parties and be approved by a majority of disinterested directors. Under the terms of the Governance Agreement (as hereinafter defined), until October 8, 1998 every transaction or series of related transactions between the Corporation and Hoechst (or any of its affiliates) and every corporate action which presents a potential conflict of interest between Hoechst (or any of its affiliates) and the Corporation and its other shareholders is subject to the prior approval of a majority of the Independent Directors (as defined in the Governance Agreement).

  Pursuant to the Product Agreement (as hereinafter defined), the Corporation purchased in 1997 approximately $39,555,000 worth of generic products from HMRI and approximately $151,000 worth of bulk pharmaceuticals from a division of HNA Holdings, Inc. (formerly Hoechst Celanese Corp.) ("HNA"). HNA is indirectly wholly-owned by Hoechst. The Corporation is aware that Hoechst has announced its intention to de-emphasize the generic bulk pharmaceutical manufacturing business and the Corporation is pursuing alternative sources. The Corporation obtains its comprehensive general liability, product liability, umbrella liability and all risks property insurance coverage through an insurance and risk sharing arrangement with Hoechst AG, and its various subsidiaries, including Hoechst and HNA. Insurance coverage is provided through a wholly-owned insurance subsidiary of HNA, as well as by external parties. Total premiums paid by the Corporation for these insurance policies aggregated approximately $4,763,000 for the year ended December 31, 1997.

  Agvar Chemicals, Inc., a corporation of which Agnes Varis, a Director of the Corporation, is the President and sole beneficial owner, sold approximately $26,000 worth of pharmaceutical raw materials to the Corporation during the year ended December 31, 1997.

  The Corporation utilized Mr. Larsen, a director of the Corporation, as a consultant during 1997 incurring an aggregate of $141,245 in fees.

  At December 31, 1997, the Corporation was a 49% owner of Chia Tai Copley Pharmaceutical ("CTCP") which, in turn, was an 85% owner of Wuxi Chia Tai Copley Pharmaceutical ("WCTCP"). CTCP and WCTCP were formed to manufacture and market multi-source drug products in the People's Republic of China. The Corporation's investment in CTCP totaled $2.4 million at December 31, 1997. A subsidiary of Hoechst AG has indicated its interest in purchasing an interest in WCTCP and it is anticipated that if this transaction is completed, the Corporation will receive the return of approximately $2.1 million of its investment in CTCP and will have its ownership interest in CTCP reduced.

  On July 18, 1995, Hoechst completed its purchase of Marion Merrell Dow, Inc. ("MMD") and changed MMD's name to Hoechst Marion Roussel, Inc. ("HMRI"). The acquisition of MMD and the formation of HMRI resulted in a related party relationship between the Corporation and its customer Rugby Laboratories ("Rugby"), which was a subsidiary of MMD and is now a subsidiary of HMRI. Net sales to Rugby totaled approximately $17,000 for the year ended December 31, 1997. Effective February 27, 1998, Rugby was sold by HMRI to an unrelated third party.

  For the year ended December 31, 1997, the Corporation invested approximately $360,000 in a multi-source pharmaceutical company, MIR Pharmaceutical, whose Senior Vice President, Ms. Fensterer, is a Director of the Corporation. This company was founded in 1993 to market multi-source drugs, including products manufactured by the Corporation, in certain republics of the former Soviet Union. This investment was written off in June

1997. The Corporation plans to continue to manufacture and market products for sale in certain republics of the former Soviet Union through MIR
Pharmaceutical.

  The Corporation reimburses HMRI for any expenses incurred in connection with the compensation of Ken E. Starkweather, the Corporation's Vice President, Chief Financial Officer and Treasurer, who serves the Corporation pursuant to a seconding arrangement whereby he continues to be paid and is eligible to receive employee benefits offered by HMRI.

 Indemnification

  Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), corporations incorporated under the laws of the State of Delaware are permitted to indemnify their current and former directors, officers, employees and agents under certain circumstances against certain liabilities and expenses incurred by them by reason of their serving in such capacities, if such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

  The Corporation's Restated Certificate of Incorporation provides that each director, officer, employee and agent will be indemnified by the Corporation to the fullest extent permitted under the DGCL against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he or she may be made a party or threatened to be made a party by reason of being, agreeing to be or having been an officer, director, employee or agent of the Corporation. The Corporation's Restated Certificate of Incorporation also provides that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. These provisions eliminate personal liability to the extent permitted by the DGCL and do not excuse any director for breach of his or her duty of loyalty, for acts not taken in good faith or for transactions in which the director derives an improper personal benefit.

  The Corporation has also entered into indemnification agreements with certain of its directors, executive officers and consultants providing for the Corporation to indemnify those persons to the fullest extent permitted by the DGCL against liabilities and expenses incurred as a result of, or arising from, their acting in that capacity.

 Governance Agreement

  On November 11, 1993, HCCP Acquisition Corporation ("HCCP"), a wholly-owned subsidiary of HNA, acquired a 51% interest in the Corporation on a fully diluted basis (the "Acquisition"). In connection with the Acquisition, the Corporation, HNA and HCCP entered into a Corporate Governance and Standstill Agreement dated as of October 8, 1993, as amended (the "Governance Agreement"), to govern the relationship between the Corporation and HNA and its affiliates. In accordance with the provisions of the Governance Agreement, Class I of the Board of Directors currently consists of three directors, Jane C.I. Hirsh (considered a "Corporation Director" under the Governance Agreement), Robert P. Cook (considered an "Independent Director" under the Governance Agreement) and director nominee David A. Jenkins (considered a "Hoechst Director" under the Governance Agreement); Class II currently consists of three directors, Agnes Varis (considered an "Independent Director" under the Governance Agreement), Kenneth N. Larsen (a "Corporation Director") and Martin Zeiger (a "Hoechst Director"); and Class III currently consists of two directors, Judith W. Fensterer (an "Independent Director") and William K. Hoskins (a "Hoechst Director").

  On October 8, 1998, the Governance Agreement will expire by its terms, with the exception of certain limited protections that will continue in force as described below.

  Some of the more significant protections in the Governance Agreement that will expire are: (a) the requirement that the Board of Directors consist of nine members, three being Corporation Directors, three being Hoechst Directors and three being Independent Directors (meaning jointly selected by the Corporation Directors and Hoechst Directors), and that committees of the Board of Directors be similarly constituted; (b) the prohibition against Hoechst and its affiliates acquiring additional shares (other than as necessary to maintain its pre-existing percentage ownership) or otherwise seeking to increase their control of ownership of the Corporation without the Corporation's consent (including the consent of at least one Corporation Director); (c) the prohibition against amendments of the Corporation's charter and by-laws without the consent of at least one Corporation Director; (d) the requirement that Hoechst vote its shares in accordance with all recommendations of the Board of Directors and not vote in opposition to any recommendation of the Board of Directors; (e) the requirement that all transactions between the Corporation, on the one hand, and Hoechst and its affiliates, on the other hand, and each transaction in which there is a potential conflict of interest between the Corporation and its shareholders (other than Hoechst and its affiliates) on the one hand, and Hoechst or its affiliates on the other hand, must be approved by a majority of the Independent Directors; and (f) the requirement that Hoechst not sell its shares to any person whom Hoechst knows would own 5% or more of the outstanding shares unless such person agrees in writing to be bound by the restrictions of the Governance Agreement and to forego certain benefits under the Governance Agreement.

  The restrictions that continue in effect after October 8, 1998, are: (a) the prohibition against Hoechst or its affiliates acquiring shares of the Corporation without the approval of a majority of the Independent Directors, except in certain privately negotiated, unsolicited transactions which do not reduce the liquidity of the shares below the level expected to be necessary to maintain a viable market for the shares and liquidity for the Corporation's shareholders; and (b) the requirement that, so long as the Corporation is a public company, the Board of Directors include at least three Independent Directors. For these purposes, an "Independent Director" is a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Hoechst or the Corporation or any of their respective affiliates, and (iii) is not connected with Hoechst or the Corporation or any of their respective affiliates as an officer, employee, consultant, agent advisor, representative, trustee, partner, director (other than of the Corporation) or person performing similar functions. Other than these limited restrictions and subject only to such fiduciary duties as a majority shareholder may have to minority shareholders under Delaware law, Hoechst, as a majority shareholder, will be able to exercise substantial control of the Corporation, including the right to decide in its discretion most matters requiring shareholder approval, such as the election of future members of the Board of Directors and approval of any proposed merger or acquisition of the Corporation.

  Pursuant to the provisions of the Governance Agreement, Hoechst and its affiliates are required to vote all of their shares of Common Stock at the Annual Meeting in accordance with the Board of Directors' recommendations. Consequently, since Hoechst and its affiliates own over 50% of the outstanding shares of Common Stock, the voting of the Hoechst shares will be able to control the outcome of each matter to be voted upon at the Annual Meeting.

 Product Agreement

  The Corporation and HNA also entered into a Product Agreement dated as of October 8, 1993 (the "Product Agreement") to establish certain relationships between the Corporation and HNA and its affiliates concerning the supply of certain raw materials to the Corporation, the synthesis of certain new bulk active ingredients, the establishment of a managed care market development and sales organization with Hoechst-Roussel Pharmaceuticals Incorporated ("HRPI"), at that time an affiliate of HNA, and the right of the Corporation to act as a generic arm of HRPI with respect to any HRPI products which HRPI may decide to sell in a generic version as they come off patent. The Product Agreement also contemplated the Corporation pre-launching generic versions of certain HRPI products before the relevant patent has expired. The Product Agreement has an initial term of five years, until November 11, 1998, and continues unless terminated by either party giving one year's notice.

  On June 30, 1995, HNA transferred its ownership of HCCP to Hoechst Corporation (the parent corporation of HNA), which assumed HNA's rights and obligations pursuant to the Governance Agreement. On January 1, 1996, HRPI was merged into HMRI, which was then a subsidiary of Hoechst and a sister corporation to HNA. On December 19, 1996, HMRI became a subsidiary of HMR Pharma, Inc. HMRI has agreed to be bound by the Product Agreement to the extent that HRPI was bound; that is, the Product Agreement continues to be in effect for products manufactured by the former HRPI but not for products manufactured by HMRI prior to the merger with HRPI nor for products developed by HMRI after January 1, 1996. Since the date of the Product Agreement, the Corporation has entered into specific distribution agreements with HRPI with respect to glyburide and micronized glyburide and pentoxyfylline; HRPI's obligations under those agreements have also been assumed by HMRI. The Corporation does not expect to distribute any new or additional products pursuant to the Product Agreement.

  In order to assure continuity of supply under a variety of circumstances and to provide other competitive benefits, the Corporation has renegotiated the distribution agreement relating to glyburide and micronized glyburide; as a result, the profit contribution of these products decreased in 1997.

 Registration Rights

  The Governance Agreement grants Hoechst and its affiliates the right, on three occasions, to have the Corporation register for resale under the Securities Act of 1933, as amended, shares held by Hoechst Celanese Corporation and its affiliates, provided that at each such time they are requesting the registration of an aggregate number of shares having a market value on the date of demand of at least $25,000,000. The Corporation has the right to postpone a registration in certain circumstances.

  The Corporation is required to pay all the expenses incurred in a requested registration, except for the fees of any independent counsel retained by Hoechst or its affiliates or any underwriting discounts. Hoechst or its affiliate can require that the requested registration be underwritten, and can require the Corporation to enter into an indemnification agreement on customary terms.

                             SECTION 16 COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. initial reports of beneficial ownership and reports of changes in beneficial ownership of securities of the Corporation. Based solely upon its review of copies of such filings and written representations that no other reports were required pursuant to regulations promulgated by the SEC, the Corporation believes that all Reporting Persons have complied with the filing requirements of Section 16(a) for the year ended December 31, 1997 with the following exception: Matthew Costigan, formerly a consultant to the Corporation, failed to file his initial statement of beneficial ownership of securities in a timely manner. Mr. Costigan subsequently filed a Form 3.

                  PROPOSAL RELATING TO ELECTION OF DIRECTORS

  Three persons have been nominated by the Board of Directors for election as Class I directors of the Corporation at the Annual Meeting. The nominees for election as Class I directors are Robert P. Cook, Jane C.I. Hirsh and David A. Jenkins. Mr. Cook and Ms. Hirsh are currently serving as directors of the Corporation.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FORAPPROVAL OF THE ELECTION OF ROBERT P. COOK, JANE C.I. HIRSHAND DAVID A. JENKINS AS CLASS I
                                   DIRECTORS

  The terms of the Class I directors expire at the Annual Meeting, the terms of the Class II directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 2000, and the terms of the Class III directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 1998. Thus, the shareholders will elect three Class I directors at the Annual Meeting, each to serve for a three-year term.

  Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for the nominees will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies shall be voted in accordance with the judgment of the persons named as attorneys in the proxies. A plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures" below.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Corporation's auditors since September 6, 1995. It is expected that a member of KPMG Peat Marwick LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. In the ratification of the selection of auditors, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval.

  The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors when selecting auditors for future years.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THERATIFICATION OF THE SELECTION OF THE FIRM OF KPMG PEAT MARWICK LLPTO SERVE AS AUDITORS FOR THE
                         YEAR ENDING DECEMBER 31, 1998

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

Votes withheld from any nominee and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Broker non-votes (see below) are counted as present or represented for quorum purposes. In the election of Class I Directors, the three nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as Class I Directors. For all other matters being submitted to shareholders at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter at the Annual Meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Broker "non-votes" and shares voted to abstain are neither votes for nor against a matter and therefore have the effect of reducing the number of affirmative votes needed to obtain a majority of votes cast on a given matter. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        SHAREHOLDER PROPOSALS FOR 1999

  Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Corporation must be received at the Corporation's principal executive offices not later than December 18, 1998. In order to curtail controversy as to the date on which a proposal is received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                  DETACH HERE

                                     PROXY


                          COPLEY PHARMACEUTICAL, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 28, 1998
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder of Copley Pharmaceutical, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Gene M. Bauer and Ken
E. Starkweather, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Copley Pharmaceutical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at BankBoston, 150 Royall Street, Canton, Massachusetts on May 28, 1998 at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

------------                                                        ------------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE
------------                                                        ------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this sample.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1. Proposal to elect three (3) Class I Directors, each to serve for a three-year term.

   Class I Nominees: Robert P. Cook, Jane C.I. Hirsh
               and David A. Jenkins

             FOR           WITHHELD
             [_]              [_]


[_]_____________________________________
   For all nominees except as noted above

                                                 FOR      AGAINST      ABSTAIN
2. To ratify the selection of the firm of        [_]        [_]          [_]
   KPMG Peat Marwick LLP as auditors
   for the fiscal year ending
   December 31, 1998.

                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                            THIS PROXY SHOULD BE DATED AND SIGNED BY THE
                            SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


Signature_____________________________Date_________________


Signature_____________________________Date_________________